SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   October 11, 1999
                                                        --------------------

            PS Partners VII, Ltd., a California Limited Partnership
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            (Exact name of registrant as specified in its charter)

         California                   0-15800             95-4018460
         ----------                   -------             ----------
    (State or other juris-          (Commission         (IRS Employer
    diction of incorporation)       File Number)      Identification No.)

      701 Western Avenue, Glendale, California             91203-1241
      -------------------------------------------------    ----------
          (Address of principal executive office)          (Zip Code)

      Registrant's telephone number, including area code  (818) 244-8080
                                                          --------------

                                   N/A
                                  -----
        (Former name or former address, if changed since last report)

Item 5.  Other Events
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         On October 11, 1999, Public Storage, Inc. ("PSI"), through a wholly-owned subsidiary, acquired all of the 43,366 units of limited partnership interest ("Units") in PS Partners VII, Ltd., a California Limited Partnership (the "Partnership") that were not previously owned by PSI. PSI's acquisition of the 43,366 Units was accomplished through the merger of PS Partners VII Merger Co., Inc., a wholly-owned, second tier subsidiary of PSI, into the Partnership. In the merger, the 43,366 Units were converted into an aggregate of approximately (i) 427,000 shares of PSI common stock (at the rate of 19.961 shares of PSI common stock per Unit) and (ii) $11,156,535 in cash (at the rate of $507 per Unit). The amounts set forth above exclude, in each case, a cash distribution of $15.14 per Unit (such cash distribution was paid on all of the 108,831 Units in the Partnership). As a result of the merger, (i) PSI, through a wholly-owned subsidiary, owns all of the 108,831 Units in the Partnership and
(ii) PSI and B. Wayne Hughes retain their general partner interests in the Partnership, and the Partnership remains in existence.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)  Exhibits.

         (2) Agreement and Plan of Reorganization by and among Public Storage, Inc., PS Partners VII Merger Co., Inc. and PS Partners VII, Ltd., a California Limited Partnership dated as of August 5, 1999. Filed as Exhibit 2 to the Partnership's Current Report on Form 8-K dated August 5, 1999 and incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PS PARTNERS VII, LTD., A
                                        CALIFORNIA LIMITED PARTNERSHIP

                                        By: PUBLIC STORAGE, INC.,
                                            General Partner


                                            By: /S/ DAVID GOLDBERG
                                                -------------------
                                                David Goldberg
                                                Senior Vice President

Date:  October 20, 1999